As filed with the Securities and Exchange Commission on September 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

180 LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	81-3832378
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

180 LIFE SCIENCES CORP. 2020 OMNIBUS INCENTIVE PLAN

(Full Title of the Plan)

James N. Woody, M.D., Ph.D.

Chief Executive Officer

180 Life Sciences Corp.

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

(Name and Address of Agent for Service)

(650) 507-0669

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)(2)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.0001 per share	1,370,031 shares	(3)	$5.46	(4)	$7,480,369.26	$816.11

Common Stock, par value $0.0001 per share	282,109 shares	(5)	$5.46	(4)	$1,540,315.14	$168.05

Common Stock, par value $0.0001 per share	2,066,000 shares	(6)	$5.04	(7)	$10,412,640.00	$1,136.02

Total	3,718,140 shares				$19,433,324.40	$2,120.18

(1)	This Registration Statement on Form S-8 relates to the 2020 Omnibus Incentive Plan (the “Incentive Plan”) of 180 Life Sciences Corp. (the “Registrant” or the “Company”). An aggregate of 3,718,140 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) have been or may currently be issued under the Incentive Plan. Registered in this Registration Statement are (a) 1,370,031 shares of Common Stock reserved for future issuance under the Incentive Plan (see footnote (3)), the offer and sale of which are being registered herein; (b) 282,109 shares of Common Stock previously issued under the Incentive Plan, the resale of which are being registered herein (see footnote (5)); and (c) 2,066,000 shares of Common Stock issuable upon the exercise of outstanding options granted under the Incentive Plan see footnote (6)).

(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers any additional shares of Common Stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(3)	Represents shares reserved for issuance pursuant to future awards under the Incentive Plan.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and based upon the average of the high ($2.65) and low ($2.26) sales prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on September 28, 2021, which date is within five business days prior to filing this Registration Statement.

(5)	Represents shares of Common Stock issued to officers, directors and consultants of the Registrant pursuant to the Incentive Plan to be registered for resale.

(6)	Represents shares of Common Stock issuable upon exercise of outstanding options granted to officers and directors of the Registrant under the Incentive Plan with an exercise price of (a) $2.49 per share (50,000 options to purchase shares of common stock granted on December 3, 2020), (b) $4.43 per share (1,580,000 options to purchase shares of common stock granted on February 6, 2021), and (c) $7.56 per share (436,000 options to purchase shares of common stock granted on August 3, 2021.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon the weighted average price at which the options described in footnote (6) share may be exercised.

Explanatory Note

This Registration Statement on Form S-8 of 180 Life Sciences Corp. (“we”, “us”, “our”, the “Company” or “Registrant”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register:

●	282,109 shares of Common Stock previously issued under the 180 Life Sciences Corp. 2020 Omnibus Plan (the “Incentive Plan”);

●	2,066,000 shares of Common Stock issuable upon exercise of outstanding options previously granted under the Incentive Plan; and

●	1,370,031 shares of Common Stock reserved for future awards under the Incentive Plan.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The Reoffer Prospectus permits reoffers and resales of those shares referred to above that constitute “control securities” or “restricted securities,” within the meaning of Form S-8, by certain of the Company’s stockholders, as more fully set forth therein. The resale prospectus relates to shares of Common Stock, $0.0001 par value per share that the Registrant previously issued to certain consultants, officers and directors of the Company pursuant to the Incentive Plan, and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

Unless the context indicates otherwise, references to “180 Life Sciences Corp.”, “180”, “the Company”, “we”, “us”, or “our” refer to the combined company following the consummation of the business combination contemplated by that certain Business Combination Agreement (as amended, the “Business Combination Agreement”), dated as of July 25, 2019, entered into by and among 180 Life Sciences Corp. (f/k/a KBL Merger Corp. IV), KBL Merger Sub, Inc. (“Merger Sub”), 180 Life Corp. (f/k/a 180 Life Sciences Corp.), Katexco Pharmaceuticals Corp., CannBioRex Pharmaceuticals Corp., 180 Therapeutics L.P., and Lawrence Pemble as stockholders’ representative, pursuant to which, among other things, Merger Sub merged with and into 180 Life Corp., with 180 Life Corp. continuing as the surviving entity and a wholly-owned subsidiary of our company (such transaction, the “Merger” or the “Business Combination”). The Merger became effective on November 6, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the Reoffer Prospectus is a part, constitutes a “Reoffer Prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to General Instruction C of Form S-8, the Reoffer Prospectus may be used for reoffers or resales of Common Stock which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in in the Reoffer Prospectus.

Item 1. Plan Information.

The Company will provide each recipient (the “Recipients”) of an award under the Incentive Plan with documents that contain information related to the Incentive Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Mr. Ozan Pamir

Interim Chief Financial Officer

180 Life Sciences Corp.

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

(650) 507-0669

REOFFER PROSPECTUS

180 LIFE SCIENCES CORP.

2,348,109 shares

of

Common Stock

This Reoffer Prospectus (“prospectus”) covers the resale of an aggregate of up to 2,348,109 shares (the “Shares”) of our common stock, $0.0001 par value per share (the “Common Stock”) by the selling stockholders (“Selling Stockholders”) listed in this prospectus, certain of whom are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The Shares include 282,109 outstanding shares of Common Stock and 2,066,000 shares of Common Stock issuable upon exercise of outstanding options to purchase shares of Common Stock. The Selling Stockholders acquired such shares pursuant to grants and awards made under the 180 Life Sciences Corp. 2020 Omnibus Incentive Plan (the “Incentive Plan”).

We will not receive any proceeds from sales of the shares of our Common Stock covered by this prospectus by any of the Selling Stockholders. However, we will receive the proceeds, if any, from the exercise of the options granted under the Incentive Plan, to the extent exercised for cash. The shares may be offered, from time to time, by any or all of the Selling Stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. The Selling Stockholders may engage brokers or dealers who may receive commissions or discounts from the Selling Stockholders. See “Plan of Distribution.”

We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the Selling Stockholders.

Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act. If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares of Common Stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

Our Common Stock is traded on the NASDAQ Capital Market under the symbol “ATNF”. On September 28, 2021, the last reported sale price for our Common Stock as reported on the NASDAQ Capital Market was $5.28 per share.

We may amend or supplement this Reoffer Prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

An investment in our securities involves risks. You should carefully read and consider the risk factors disclosed in any of our filings with the Securities and Exchange Commission (“SEC”) that are incorporated by reference in this prospectus, including, without limitation, the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as supplemented by the risk factors contained in our Quarterly Reports filed thereafter with the SEC, before making a decision to purchase our securities.

Our mailing address and telephone number are:

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

(650) 507-0669

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is September 30, 2021

i

ABOUT THIS PROSPECTUS

Unless the context indicates otherwise, references herein to “180 Life Sciences Corp.”, “180”, “the Company”, “we”, “us”, or “our” refer to the combined company following the consummation of the business combination contemplated by that certain Business Combination Agreement (as amended, the “Business Combination Agreement”), dated as of July 25, 2019, entered into by and among 180 Life Sciences Corp. (f/k/a KBL Merger Corp. IV), KBL Merger Sub, Inc. (“Merger Sub”), 180 Life Corp. (f/k/a 180 Life Sciences Corp.), Katexco Pharmaceuticals Corp., CannBioRex Pharmaceuticals Corp., 180 Therapeutics L.P., and Lawrence Pemble as stockholders’ representative, pursuant to which, among other things, Merger Sub merged with and into 180 Life Corp., with 180 Life Corp. continuing as the surviving entity and a wholly-owned subsidiary of our company (such transaction, the “Merger” or the “Business Combination”). The Merger became effective on November 6, 2020.

Information on the shares offered pursuant to this Reoffer Prospectus, as listed below, do not necessarily indicate that the Selling Stockholders presently intend to sell any or all of the shares so listed.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The Selling Stockholders are offering the Common Stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the sale of the Common Stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission’s website mentioned under the heading “Where You Can Find More Information.”

Our logo and other trade names, trademarks, and service marks of 180 Life Sciences Corp., appearing in this prospectus are the property of our company. Other trade names, trademarks, and service marks appearing in this prospectus are the property of their respective holders.

The market data and certain other statistical information used throughout this prospectus and incorporated by reference herein are based on independent industry publications, government publications and other published independent sources. Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information. Some data is also based on our good faith estimates. While we believe the market data included in this prospectus and the information incorporated herein and therein by reference is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” below, or incorporated by reference therein.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

This document includes product names, trade names and trademarks of other companies. All such product names and trademarks appearing in this document are the property of their respective holders.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or in the documents incorporated herein by reference. This summary does not contain all of the information that you should consider before making an investment decision with respect to our securities. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include or incorporate by reference in this prospectus. If you acquire in our securities, you are assuming a high degree of risk.

Our Company

We are a clinical stage biotechnology company headquartered in Palo Alto, California, focused on the development of therapeutics for unmet medical needs in chronic pain, inflammation, inflammatory diseases and fibrosis by employing innovative research, and, where appropriate, combination therapy. We have three product development platforms each of which (i) focus on different diseases, pains or medical conditions and target different factors, molecules or proteins and (ii) have or will have their own product candidates:

●	Anti-TNF platform: Focusing on fibrosis and anti-tumour necrosis factor (“anti-TNF”);

●	SCAs platform: Focusing on drugs which are synthetic cannabidiol (“CBD”) or cannabigerol (“CBG”) analogues (“SCAs”); and

●	α7nAChR platform: Focusing on alpha 7 nicotinic acetylcholine receptor (“α7nAChR”).

We have several future product candidates in development, including one product candidate in a Phase 2b clinical trial in the United Kingdom (“UK”) and the Netherlands for Dupuytren’s disease, a condition that affects the development of fibrous connective tissue in the palm of the hand. Our Company was founded by several world-leading scientists, in the biotechnology and pharmaceutical sectors. Our world-renowned scientists Prof. Sir Marc Feldmann, Prof. Lawrence Steinman, Prof. Raphael Mechoulam, Dr. Jonathan Rothbard, and Prof. Jagdeep Nanchahal have significant experience and significant previous success in drug discovery. The scientists are from the University of Oxford (“Oxford”), Stanford University and Hebrew University of Jerusalem (the “Hebrew University”), and the management team has extensive experience in financing and growing early-stage healthcare companies.

Currently, we are conducting clinical trials only for certain indications under the anti-TNF platform. Of our three product development platforms, only one, the SCAs platform, involves products that are related to CBD (and not to cannabis or THC), and no clinical trials for any indications or products under the SCAs platform are currently being conducted in the United States or abroad.

Business Combination

On November 6, 2020, we consummated the previously announced business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement (as amended, the “Business Combination Agreement”), dated as of July 25, 2019, by and among our company, KBL Merger Sub, 180 Life Corp. (f/k/a 180 Life Sciences Corp.), Katexco Pharmaceuticals Corp., CannBioRex Pharmaceuticals Corp., 180 Therapeutics L.P., and Lawrence Pemble as stockholders’ representative. Pursuant to the Business Combination Agreement, among other things, Merger Sub merged with and into 180 Life Corp., with 180 Live Corp. continuing as the surviving entity and as a wholly-owned subsidiary of our company. The Business Combination closed on November 6, 2020 (the effective time of the Business Combination being referred to as the “Effective Time”).

In connection with, and prior to, the closing of the Business Combination, 180 Life Corp. amended its Certificate of Incorporation to change its name from 180 Life Sciences Corp. to 180 Life Corp., and our company changed its name from KBL Merger Corp. IV to 180 Life Sciences Corp.

At the Effective Time, each share of the common stock of 180 Life Corp. issued and outstanding prior to the Effective Time was automatically converted into the right to receive approximately 168.3784 shares of our common stock (such shares of common stock issuable to the common stockholders of 180 Life Corp. pursuant to the Business Combination Agreement, the “Merger Consideration Shares”). An aggregate of 15,736,438 shares of common stock were issued to the common stockholders of 180 Life Corp. as Merger Consideration Shares, including the Merger Escrow Shares (as defined below). Also at the Effective Time, each share of 180 Life Corp. preferred stock issued and outstanding prior to the Effective Time was converted into the right to receive one Class C Special Voting Share of our company, or one Class K Special Voting Share of our company, as applicable (such shares, the “Special Voting Shares”). The Special Voting Shares entitle the holder thereof to an aggregate number of votes, on any particular matter, proposition or question, equal to the number of Exchangeable Shares (as defined below) of each of CannBioRex Purchaseco ULC and Katexco Purchaseco ULC, Canadian subsidiaries of 180 Life Corp. (and now also of our company as a result of the Business Combination), respectively, that are outstanding from time to time.

As a result of the Business Combination, the existing exchangeable shares (the “Exchangeable Shares”) of CannBioRex Purchaseco ULC and/or Katexco Purchaseco ULC were adjusted in accordance with the share provisions in the articles of CannBioRex Purchaseco ULC or Katexco Purchaseco ULC, as applicable, governing the Exchangeable Shares such that they were multiplied by the exchange ratio for the Business Combination and became exchangeable into shares of our common stock. The Exchangeable Shares entitle the holders to dividends and other rights that are substantially economically equivalent to those of holders of our common stock, and holders of Exchangeable Shares have the right to vote at meetings of our stockholders. As of the date of this filing, an aggregate of 465,771 shares of our common stock are reserved for issuance to the holders of the Exchangeable Shares upon the exchange thereof.

The issuance of the Merger Consideration Shares, as well as the issuance of the shares of common stock to the holders of the Exchangeable Shares upon the exchange thereof, were registered on a Registration Statement on Form S-4 that was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2019 and was declared effective by the SEC on October 9, 2020 (Registration No. 333-234650).

Pursuant to the Business Combination Agreement, 1,050,000 of the Merger Consideration Shares (such shares, the “Merger Escrow Shares”) were initially deposited into an escrow account (the “Escrow Account”) to serve as security for our indemnity rights under the Business Combination Agreement.

As a result of the Business Combination, the former stockholders of 180 Life Corp. became the controlling stockholders of our company and 180 Life Corp. became a subsidiary of our company. The Business Combination was accounted for as a reverse merger, whereby 180 Life Corp. is considered the acquirer for accounting and financial reporting purposes.

Prior to the Business Combination, our company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of the Business Combination, we ceased to be a “shell company”, and we are continuing the business operations of 180 Life Corp. as a publicly-traded company under the name “180 Life Sciences Corp.”

Following the Business Combination, our common stock was listed for trading on The Nasdaq Capital Market under the symbol “ATNF”, and the CUSIP number relating to our common stock is 68236V 104.

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information”.

Corporate Information

Our company was incorporated under the laws of the State of Delaware under the name KBL Merger Corp. IV on September 7, 2016 as a blank check company. We changed our name to 180 Life Sciences Corp. on November 6, 2020 in connection with the closing of the Business Combination. Our principal executive offices are located at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA 94306, and our telephone number is (678) 507-0669. We maintain a website at www.180lifesciences.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and we may remain an emerging growth company for up to five years following the completion of our IPO. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

THE OFFERING

Shares of common stock outstanding prior to this offering	33,765,348	(1)

Shares being offered by the Selling Stockholders	2,348,109

Shares of common stock to be outstanding after the offering	35,831,348	(2)

(1)	As of September 28, 2021.

(2)	Assumes the sale of all shares of common stock underlying options awarded to the Selling Stockholders for cash registered for resale to the public under the Registration Statement accompanying this Reoffer Prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered in this Reoffer Prospectus. We may receive proceeds of up to approximately $10.4 million if all of the options are exercised for cash. We anticipate that any such proceeds will be utilized for working capital and other general corporate purposes. We cannot estimate how many, if any, options may be exercised for cash.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 5 of this Reoffer Prospectus.

NASDAQ Symbol for Common Stock	“ATNF”

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which are incorporated by reference in this prospectus. For more information, see “Incorporation of Certain Documents by Reference.” The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus before deciding to become a holder of our Common Stock. The risks and uncertainties described in these incorporated documents and herein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us may also impair our business operations. If any of these risks actually occur, our business and financial results could be negatively affected to a significant extent. In that event, the trading price of our Common Stock could decline, and you may lose all or part of your investment in our Common Stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on current management expectations. Statements other than statements of historical fact included in this prospectus, including statements about us and the future of our commercialization plans, clinical trials, research programs, product pipelines, current and potential corporate partnerships, licenses and intellectual property, the adequacy of capital reserves and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. When used in this prospectus the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus for a variety of reasons.

The following factors, among others, could cause the future results of our company and our industry to differ materially from historical results or those anticipated:

●	We are clinical stage biotechnology company that had no revenue for the years ended December 31, 2020 and 2019, and do not anticipate generating revenue for the near future;

●	Our need for additional financing, both near term and long term, to support our operations, our ability to raise such financing as needed, the terms of such financing, if available, potential significant dilution associated therewith, and covenants and restrictions we may need to comply with in connection with such funding;

●	Restrictions on our ability to issue securities, anti-dilution and most favored nation rights provided in connection therewith;

●	Our dependence on the success of our future product candidates, some of which may not receive regulatory approval or be successfully commercialized; problems in our manufacturing process for our new products and/or our failure to comply with manufacturing regulations, or unexpected increases in our manufacturing costs; problems with distribution of our products; and failure to adequately market our products;

●	Risks associated with the growth of our business, our ability to maintain such growth, difficulties in managing our growth, and executing our growth strategy;

●	Liability for previously restated financial statements and associated with ineffective controls and procedures;

●	Our dependence on our key personnel and our ability to attract and retain employees;

●	Risks from intense competition from companies with greater resources and experience than we have;

●	Risks that our future product candidates, if approved, may be unable to achieve the expected market acceptance and, consequently, limit our ability to generate revenue from new products;

●	The fact that the majority of our license agreements provide the licensors and/or counter-parties the right to use and/or exploit such licensed intellectual property;

●	Preclinical studies and earlier clinical trials may not necessarily be predictive of future results and may not have favorable results; we have limited marketing experience, and our future ability to successfully commercialize any of our product candidates, even if they are approved in the future is unknown; and business interruptions could delay us in the process of developing our future product candidates and could disrupt our product sales;

●	Third-party payors may not provide coverage and adequate reimbursement levels for any future products;

●	Liability from lawsuits (including product liability lawsuits, stockholder lawsuits and regulatory matters), including judgments, damages, fines and penalties;

●	Security breaches, loss of data and other disruptions which could prevent us from accessing critical information or expose us to liabilities or damages;

●	Risks associated with clinical trials that are expensive, time-consuming, uncertain and susceptible to change, delay or termination and which are open to differing interpretations;

●	Our ability to comply with existing and future rules and regulations, including federal, state and foreign healthcare laws and regulations and implementation of, or changes to, such healthcare laws and regulations;

●	Delays in the trials, testing, application, or approval process for drug candidates and/or out ability to obtain approval for promising drug candidates, and the costs associated therewith;

●	Our ability to adequately protect our future product candidates or our proprietary technology in the marketplace, claims and liability from third parties regarding our alleged infringement of their intellectual property;

●	Differences in laws and regulations between countries and other jurisdictions;

●	Changes in laws or regulations, including, but not limited to tax laws and controlled substance laws, or a failure to comply with any laws and regulations;

●	Conflicts of interest between our officers, directors, consultants and scientists;

●	Penalties associated with our failure to comply with certain pre-agreed contractual obligations and restrictions;

●	Dilution caused by future fund raising, the conversion/exercise of outstanding convertible securities, and downward pressure on the value of our securities caused by such future issuances/sales;

●	Negative effects on our business from the COVID-19 pandemic and other potential future pandemics;

●	The extremely volatile nature of our securities and potential lack of liquidity therefore;

●	The fact that our Certificate of Incorporation provides for indemnification of officers and directors, limits the liability of officers and directors, allows for the authorization of preferred stock without stockholder approval, includes certain anti-takeover provisions;

●	Our ability to maintain the listing of our common stock and warrants on NASDAQ and the costs of compliance with SEC and NASDAQ rules and requirements;

●	Risks associated with our status as an emerging growth company and the provisions of the JOBS Act, which we are able to take advantage of, due to such status;

●	Failure of our information technology systems, including cybersecurity attacks or other data security incidents, that could significantly disrupt the operation of our business;

●	The fact that we may acquire other companies which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results and if we make any acquisitions, they may disrupt or have a negative impact on our business;

●	The fact that we may apply working capital and future funding to uses that ultimately do not improve our operating results or increase the value of our securities; and

●	Our growth depends in part on the success of our strategic relationships with third parties.

We urge investors to carefully read and consider the risk factors disclosed in any of our filings with the SEC that are incorporated by reference in this prospectus, including, without limitation, the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as supplemented by the risk factors contained in our Quarterly Reports filed thereafter with the SEC, in evaluating the forward-looking statements contained or incorporated by reference in this prospectus. We caution investors not to place significant reliance on forward-looking statements contained or incorporated by reference in this document; such statements need to be evaluated in light of all the information contained or incorporated by reference herein.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth or incorporated by reference in this prospectus. Other than as required by applicable securities laws, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

USE OF PROCEEDS

We are registering the Shares offered by this prospectus for the account of the Selling Stockholders identified in the section of this prospectus entitled “Selling Stockholders.” All of the net proceeds from the sale of the Shares will go to the Selling Stockholders who offer and sell their Shares. We will not receive any part of the proceeds from the sale of such Shares. We may receive proceeds of up to approximately $10.4 million if all of the options are exercised for cash. We anticipate that any such proceeds will be utilized for working capital and other general corporate purposes. We cannot estimate how many, if any, options may be exercised for cash.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell their Shares pursuant to this Reoffer Prospectus from time-to-time at prices and at terms according to the then prevailing market price for shares of our Shares, or in negotiated transactions.

SELLING STOCKHOLDERS

This Reoffer Prospectus covers the reoffer and resale by the Selling Stockholders listed below of an aggregate of up to 2,348,109 shares of our Common Stock previously issued under the Incentive Plan, which constitute “restricted securities” or “control securities” within the meaning of Form S-8. The Shares include 282,109 outstanding shares of Common Stock and 2,066,000 shares of Common Stock issuable upon exercise of outstanding options to purchase shares of Common Stock.

The following table sets forth, as of September 28, 2021 (the “Date of Determination”), the number of shares beneficially owned by each current Selling Stockholder. The number of shares in the column “Shares Beneficially Owned Prior to the Offering” represents the total number of shares that a Selling Stockholder currently owns or has the right to acquire within sixty (60) days of the Date of Determination. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a Selling Stockholder may offer under this Reoffer Prospectus. The table and footnotes assume that the Selling Stockholders will sell all of the shares listed in the column “Number of Shares Being Offered.” However, because the Selling Stockholders may sell all or some of their shares under this Reoffer Prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the Selling Stockholders or that will be held by the Selling Stockholders after completion of any sales. We do not know how long the Selling Stockholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Each Selling Stockholder will receive all of the net proceeds from the sale of his or her Shares offered by this Reoffer Prospectus.

Information concerning the Selling Stockholders may change from time to time and changed information will be presented in a supplement to this Reoffer Prospectus, if and when necessary and required. If, subsequent to the date of this Reoffer Prospectus, we grant additional awards to the Selling Stockholders or to other affiliates under the Plan, we may supplement this Reoffer Prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them.

Based on 33,826,883 shares of Common Stock of the Company outstanding as of the date of this Reoffer Prospectus.

The address of each Selling Stockholder is c/o 180 Life Sciences Corp., 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA 94306.

The selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, other than beneficial ownership of the shares described in the table below, except as set forth in the footnotes below or below under “Material Relationships with Selling Stockholders”.

	Position with	Shares Beneficially Owned Prior to this Offering				Number of Shares		Shares Beneficially Owned Upon Completion of this Offering#
Name	the Company	Number		Percent		Being Offered		Number	Percent
James N. Woody	Chief Executive Officer and Director	523,030	(1)	1.5%		1,400,000	(5)	25,252	*%
Jonathan Rothbard	Chief Scientific Officer	560,449		1.7%		24,307		536,142	1.6%
Ozan Pamir	Interim Chief Financial Officer	136,608	(2)		*	180,000	(6)	72,608	*%
Lawrence Steinman	Co-Executive Chairman and Director	592,358		1.8%		22,585		569,773	1.7%
Marc Feldmann	Co-Executive Chairman and Director	2,617,758		7.8%		20,910		2,596,848	7.7%
Donald A. McGovern, Jr.	Lead Director	34,295	(3)	*	%	92,628	(7)	—	—%
Larry M. Gold	Director	33,397	(3)	*	%	91,730	(7)	—	—%
Russell T. Ray	Director	4,938	(4)	*	%	79,000	(8)	—	—%
Teresa DeLuca	Director	4,938	(4)	*	%	79,000	(8)	—	—%
Pamela Marrone	Director	4,938	(4)	*	%	79,000	(8)	—	—%
Francis Knuettel II	Director	4,938	(4)	*	%	79,000	(8)	—	—%
Jagdeep Nanchahal	Consultant	1,320,615		3.9%		199,949		1,120,676	3.3%
						2,348,109

*	Less than 1%.
#	Assumes all shares offered herein are sold.

(1)	Includes options to purchase 497,778 shares of common stock, which have vested, and/or which vest within 60 days of the Date of Determination.

(2)	Includes options to purchase 64,000 shares of common stock, which have vested, and/or which vest within 60 days of the Date of Determination.

(3)	Includes options to purchase 26,667 shares of common stock, which have vested, and/or which vest within 60 days of the Date of Determination.

(4)	Includes options to purchase 4,938 shares of common stock, which have vested, and/or which vest within 60 days of the Date of Determination.

(5)	Represents options to purchase 1,400,000 shares of common stock with an exercise price of $4.43 per share, which vest 1/5 on March 31, 2021, and 4/5 ratably on a monthly basis over the following 36 months on the last day of each calendar month.

(6)	Represents options to purchase 180,000 shares of common stock with an exercise price of $4.43 per share, which vest 1/5 on March 31, 2021, and 4/5 ratably on a monthly basis over the following 36 months on the last day of each calendar month.

(7)	Includes options to purchase 25,000 shares of common stock with an exercise price of $2.49 per share, which vest ratably on a monthly basis over the 12 months following the December 3, 2020 grant date, on the third day of each calendar month and options to purchase 60,000 shares of common stock with an exercise price of $7.56 per share, which vest ratably on a monthly basis over the 48 months following the August 4, 2021 grant date, on the last day of each calendar month.

(8)	Includes options to purchase 79,000 shares of common stock with an exercise price of $7.56 per share, which vest ratably on a monthly basis over the 48 months following the August 4, 2021 grant date, on the last day of each calendar month.

Material Relationships with Selling Stockholders

James N. Woody, M.D., Ph.D. Dr. Woody has served as our Chief Executive Officer and as a director since November 6, 2020. Dr. Woody has served as the CEO of 180 Life Corp., our wholly-owned subsidiary following the Closing of the Business Combination (“180”) since July 2020, and as a director of 180 since September 2020.

Jonathan Rothbard, Ph.D. Mr. Rothbard has served as our Chief Scientific Officer since November 6, 2020. Dr. Rothbard has served as the Chief Executive Officer and Chief Scientific Officer of Katexco Pharmaceuticals Corp. (“Katexco”) since November 2018.

Ozan Pamir. Mr. Pamir has served as our Interim Chief Financial Officer since November 6, 2020. Mr. Pamir has also served as the Chief Financial Officer and as a member of the Board of Directors of 180 Life Corp. since October 2018.

Lawrence Steinman, M.D. Mr. Steinman has served as Co-Executive Chairman since November 6, 2020. Dr. Steinman served as Co-Chairman of 180 and as a member of its board of directors since April 2019.

Marc Feldmann, Ph.D. Mr. Feldmann has served as Co-Executive Chairman since November 6, 2020. Prof. Feldmann has served as Co-Chairman of 180 and as a member of its board of directors since April 2018.

Donald A. McGovern, Jr. Mr. McGovern has served as a member of our Board of Directors since November 6, 2020 and became our lead director on March 30, 2021.

Lawrence M. Gold, Ph.D. Mr. Gold has served as a member of our Board of Directors since November 6, 2020.

Russel T. Ray, MBA. Mr. Ray has served as a director of our company since July 9, 2021.

Teresa DeLuca M.D., MBA. Ms. DeLuca has served as a director of our company since July 9, 2021.

Pamela G. Marrone, Ph.D. Ms. Marrone has been a director of our company since July 2, 2021.

Francis Knuettel II, MBA. Mr. Knuettel has been a director of our company since July 2, 2021.

Jagdeep Nanchahal. Mr. Nanchahal has served as a Consultant to the Company since December 2020 and for the Company’s subsidiaries since 2014.

The Selling Stockholders listed in the above table may have sold or transferred, in transactions pursuant to this prospectus or exempt from the registration requirements of the Securities Act, some or all of their securities since the date on which the information in the above table is presented. Information about the Selling Stockholders may change from time to time. Information about other persons who may hereafter become Selling Stockholders will be set forth in prospectus supplements or post-effective amendments, if required.

Because the Selling Stockholders may offer all or some of their Common Stock from time to time, and none is obligated to sell any such shares, we cannot estimate the amount of Common Stock that will be held by the Selling Stockholders after this offering. Also, this prospectus does not include awards that we may grant to the Selling Stockholders in the future. Such shares may subsequently be sold pursuant to this prospectus, as supplemented to reflect the offering of such shares for resale or in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution” for further information.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of its transferees, distributees, pledgees or donees or their successors may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange/NASDAQ;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the Selling Stockholder effects such transactions by selling shares of our Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of our Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

From time to time, one or more of the Selling Stockholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the shares of Common Stock owned by them. Any such distributees, devisees or donees will be deemed to be Selling Stockholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Stockholders.

The Selling Stockholder and any broker-dealer participating in the distribution of our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The Selling Stockholder may choose not to sell any or may choose to sell less than all of our Common Stock registered pursuant to the registration statement, of which this Reoffer Prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our Common Stock.

We will pay the expenses of the registration of our Common Stock sold by the Selling Stockholders, including, without limitation, SEC filing fees, compliance with state securities or “blue sky” laws; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this Reoffer Prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this Reoffer Prospectus forms a part, our Common Stock will be freely tradable in the hands of persons other than our affiliates. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Sales of shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, Selling Stockholders may, at the same time, sell any shares of Common Stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Second Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of our securities. This summary does not purport to be complete and is qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation and our bylaws, and to the provisions of the Delaware General Corporation Law.

General

We are authorized to issue 100,000,000 shares of our common stock and 5,000,000 shares of our preferred stock, par value $0.0001. As of September 28, 2021, 34,292,654 shares of our Common Stock were issued and outstanding (including all of the Merger Escrow Shares and the shares of our Common Stock set aside and reserved for issuance to holders of the Exchangeable Shares). As of September 28, 2021, 1,000,000 shares of preferred stock have been designated as Series A Convertible Preferred Stock, of which none are outstanding, one share of preferred stock has been designated as a Class C Special Voting Share, of which one is outstanding, and one share of preferred stock has been designated as a Class K Special Voting Share, of which one is outstanding.

Common Stock

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of our company. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders and do not have the right to cumulate votes in the election of directors.

Holders of Common Stock will be entitled to receive dividends and other distributions, if any, in amounts declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in these dividends and distributions.

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Our Board is divided into two classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to the first annual meeting of stockholders following the closing of the Business Combination) generally serving a two-year term. Class I directors will serve until the next annual meeting of stockholders following the closing of the Business Combination and Class II directors will serve until the second annual meeting of stockholders following the closing of the Business Combination.

Our Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Second Amended and Restated Certificate of Incorporation provides that our Board will be classified into two classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Common Stock Listing

Our common stock is currently listed on The NASDAQ Capital Market under the symbol “ATNF”. As of September 28, 2021, there were 94 holders of record of our Common Stock.

DIVIDEND POLICY

We have not paid any cash dividends since our inception and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Future dividend policy will be determined periodically by the Board of Directors based upon conditions then existing, including our earnings and financial condition, capital requirements and other relevant factors.

LEGAL MATTERS

The validity of the issuance of the common stock described in this prospectus has been passed upon for us by The Loev Law Firm, PC, Bellaire, Texas.

EXPERTS

The audited consolidated balance sheets of 180 Life Sciences Corp. (f/k/a KBL Merger Corp. IV) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows, for the years ended December 31, 2020 and 2019, and the related notes incorporated by reference in this prospectus have been so incorporated in reliance on a report audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of 180 Life Sciences Corp. (f/k/a KBL Merger Corp. IV) to continue as a going concern as described in Note 2 to the financial statements) incorporated herein and are incorporated herein in reliance on such report given upon such firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our restated certificate of incorporation or restated bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

Our certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

We maintain a policy of directors and officer’s liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties. In addition, we have entered into or will enter into indemnification agreements with directors, officers and some employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require our company, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the SEC is of the opinion that such indemnification may contravene federal public policy, as expressed in the Securities Act, and therefore, is unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Investors” “SEC Filings” page of our website at https://180lifesciences.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. The securities offered under this prospectus and any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement, is accurate only as of the date of this prospectus and prospectus supplement (if any), respectively, regardless of the time of delivery of this prospectus or any prospectus supplement, or any sale of the securities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on July 9, 2021;

●	our Rule 424(b)(4) prospectus filed on September 10, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 declared effective September 9, 2021 (File No. 333- 259209);

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 (filed with the SEC on July 19, 2021), and June 30, 2021 (filed with the SEC on August 16, 2021);

●	our current reports on Form 8-K, as filed with the SEC on January 6, 2021, February 3, 2021, February 18, 2021, February 24, 2021, March 3, 2021, April 2, 2021, April 19, 2021, May 7, 2021, May 21, 2021, May 27, 2021, June 10, 2021, June 28, 2021, July 12, 2021, July 20, 2021, August 2, 2021, August 6, 2021, August 10, 2021, August 24, 2021, August 27, 2021, and September 20, 2021; and

●	the description of our common stock contained in or incorporated into our registration statement on Form 8-A, filed May 31, 2017, and any amendment or report updating that description (including our Current Report on Form 8-K filed with the SEC on November 12, 2020).

In addition, all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may obtain copies of these filings, at no cost, by writing or telephoning us at the following address:

180 Life Sciences Corp.

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

(650) 507-0669

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained in or incorporated by reference into this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

180 LIFE SCIENCES CORP.

2,348,109 Shares of Common Stock

REOFFER PROSPECTUS

September 30, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” into this Registration Statement the information we have filed with the SEC. The information we incorporate by reference into this Registration Statement is an important part of this Registration Statement. Any statement in a document we have filed with the SEC prior to the date of this Registration Statement and which is incorporated by reference into this Registration Statement will be considered to be modified or superseded to the extent a statement contained in this Registration Statement or any other subsequently filed document that is incorporated by reference into this Registration Statement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this Registration Statement, except as modified or superseded.

We incorporate by reference into this Registration Statement the information contained in the documents listed below, which is considered to be a part of this Registration Statement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on July 9, 2021;

●	our Rule 424(b)(4) prospectus filed on September 10, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 declared effective September 9, 2021 (File No. 333- 259209);

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 (filed with the SEC on July 19, 2021), and June 30, 2021 (filed with the SEC on August 16, 2021);

●	our current reports on Form 8-K, as filed with the SEC on January 6, 2021, February 3, 2021, February 18, 2021, February 24, 2021, March 3, 2021, April 2, 2021, April 19, 2021, May 7, 2021, May 21, 2021, May 27, 2021, June 10, 2021, June 28, 2021, July 12, 2021, July 20, 2021, August 2, 2021, August 6, 2021, August 10, 2021, August 24, 2021, August 27, 2021, and September 20, 2021; and

●	the description of our common stock contained in or incorporated into our registration statement on Form 8-A, filed May 31, 2017, and any amendment or report updating that description (including our Current Report on Form 8-K filed with the SEC on November 12, 2020).

In addition, all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may obtain copies of these filings, at no cost, by writing or telephoning us at the following address: 180 Life Sciences Corp., 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA 94306.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our restated certificate of incorporation or restated bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

Our certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

We maintain a policy of directors and officer’s liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties. In addition, we have entered into or will enter into indemnification agreements with directors, officers and some employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require our company, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the SEC is of the opinion that such indemnification may contravene federal public policy, as expressed in the Securities Act, and therefore, is unenforceable.

Item 7. Exemption from Registration Claimed.

The shares of our Common Stock that may be reoffered and resold by the Selling Stockholders pursuant to the Reoffer Prospectus included herein were granted by the Company under the 180 Life Sciences Corp. 2020 Omnibus Incentive Plan and were deemed to either be (1) exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering, or (2) issued under a no-sale theory.

Item 8. Exhibits.

See Exhibit Index.

Item 9. Undertakings.

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of September, 2021.

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
Name:	James N. Woody, M.D., Ph.D.
Title:	Chief Executive Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James N. Woody, M.D., Ph.D. and Ozan Pamir, or any one of them, with full power of substitution, re-substitution and authority to act in the absence of the other, as his or her true and lawful attorneys-in-fact and agents, with full power for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on September 30, 2021.

Signature	Title

/s/ James N. Woody, M.D., Ph.D.	Chief Executive Officer and Director
James N. Woody, M.D., Ph.D.	(Principal Executive Officer)

/s/ Ozan Pamir	Interim Chief Financial Officer
Ozan Pamir	(Principal Financial and Accounting Officer)

/s/ Marc Feldmann, Ph.D.	Co-Executive Chairman and Director
Marc Feldmann, Ph.D.

/s/ Lawrence Steinman, M.D.	Co-Executive Chairman and Director
Lawrence Steinman, M.D.

/s/ Francis Knuettel II, MBA	Director
Francis Knuettel II, MBA

/s/ Larry Gold, Ph.D.	Director
Larry Gold, Ph.D.

/s/ Donald A. McGovern, Jr.	Lead Director
Donald A. McGovern, Jr.

/s/ Pamela Marrone, Ph.D.	Director
Pamela Marrone, Ph.D.

/s/ Russel T. Ray, MBA	Director
Russel T. Ray, MBA

/s/ Teresa DeLuca, MD MBA	Director
Teresa DeLuca, MD MBA

EXHIBIT INDEX

Exhibit No.	Description

4.1	180 Life Sciences Corp. 2020 Omnibus Incentive Plan (filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K that was filed on November 12, 2020, and incorporated herein by reference).**
4.2*	Form of Stock Option Agreement 180 Life Sciences Corp. 2020 Omnibus Incentive Plan**
4.3*	Form of Restricted Stock Grant Agreement Stock Option Agreement 180 Life Sciences Corp. 2020 Omnibus Incentive Plan**
5.1*	Opinion of The Loev Law Firm, PC (included with this registration statement)
23.1*	Consent of Marcum LLP, independent registered public accounting firm
23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)

*	Filed herewith.
**	Indicates management contract or compensatory plan or arrangement.